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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [X] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                              REXENE CORPORATION
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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[REXENE LETTERHEAD LOGO]
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              5005 LBJ FREEWAY - SUITE 500 - OCCIDENTAL TOWER - DALLAS, TX 75244

                                                                     May 6, 1997

DEAR STOCKHOLDER:

      We are writing to bring you up to date on certain recent developments concerning your investment in Rexene Corporation.

      As you know, Rexene stockholders were scheduled to vote at a special meeting of stockholders on April 30 on proposals made by a group comprised of Guy Wyser-Pratte and Spear, Leeds & Kellogg. At the April 30 meeting, the Wyser-Pratte group was seeking to replace your Board of Directors with its own designees, whose plan is to sell the Company as quickly as possible. That meeting has been subsequently adjourned to May 22 for the reasons described below.

      The efforts of the Wyser-Pratte group started after the public announcement that the Huntsman Corporation had made a number of proposals regarding its interest in acquiring Rexene. On several occasions during the solicitation period for the special meeting, Huntsman made public statements reiterating its interest in acquiring Rexene for $16 per share. However, Huntsman had not made a formal offer with financing commitments and had not agreed to the Company's requests that it sign a confidentiality agreement which we required before we could share confidential information about Rexene with Huntsman.

      During the past several months, the Wyser-Pratte group, although not a party to our discussions with Huntsman, variously accused the Rexene directors of frustrating the Huntsman Corporation in its efforts to acquire Rexene, erecting "roadblocks" to a sale of the Company and acting to entrench ourselves. This is simply not true. For more than four months now, your Board has publicly stated that it would not oppose a fully-financed offer to purchase all of Rexene's outstanding shares at $16 per share. That position has never changed. We never erected "roadblocks" to a sale of the Company. In fact, the only "antitakeover" device in your Company's charter or by-laws is a shareholder rights plan which we announced we would set aside for a fully-financed offer to purchase all Rexene shares at $16 per share.

                          POTENTIAL OFFER BY HUNTSMAN

     On Thursday, April 24, just a few days before the April 30 special meeting, I received a letter from Huntsman Corporation, once again expressing its interest in acquiring Rexene at $16 per share subject to a satisfactory due diligence review of your Company as a condition to its moving forward. On
Friday, April 25, I responded that we would provide Huntsman with the confidential information it was seeking, provided that it agreed to enter into a standard confidentiality agreement to protect Rexene and its stockholders. On Monday, April 28, we received the signed confidentiality agreement from Huntsman. Although financing for the acquisition of
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Rexene by Huntsman has still not been demonstrated to us, I am pleased to report that we are cooperating with Huntsman's due diligence review of Rexene with a view toward encouraging a firm $16 per share offer from Huntsman.

                      SPECIAL MEETING ADJOURNED TO MAY 22

     At this time, we do not know what will result from Huntsman's due diligence review, and we cannot give any assurances that a transaction will take place. However, in order to give our stockholders the benefit of complete information before making their important voting decision, your Board has adjourned the April 30 special meeting to May 22, and extended the expiration date and withdrawal rights for the Company's "dutch auction" tender offer to May 29.

     Huntsman has indicated to us that it will require two weeks to complete its due diligence review, and we will keep you informed of any material new developments.

     With all the materials you have been receiving, we recognize that there is some confusion about what happens next. If Rexene and Huntsman reach an agreement, the Wyser-Pratte group has stated it will withdraw its proxy solicitation and the special meeting will be cancelled. Rexene would also terminate its dutch auction tender offer and promptly return all shares to tendering stockholders.

     If an agreement is not reached with Huntsman, you will be given another opportunity to vote, although your previously submitted proxies will be valid unless you choose to revoke or supercede your proxy by submitting a later dated proxy.

     If a satisfactory transaction cannot be concluded with Huntsman, we will continue our efforts to build long and short-term value for our stockholders. In any event, you are assured that the best interests of stockholders remains our primary consideration in acting as stewards of your investment in Rexene.

                                        ON BEHALF OF THE BOARD OF DIRECTORS

                                        Sincerely,

                                        /s/ ANDREW J. SMITH

                                        ANDREW J. SMITH
                                           Chairman of the Board
                                           and Chief Executive Officer